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Exhibit 23.1- CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.: 333-31000; 333-52964) of Promotions.com, Inc. (formerly Webstakes.com, Inc.) of our report dated February 22, 2002 relating to the financial statements and financial statement schedules, all of which are included in this Form 10-K.






                                                     PricewaterhouseCoopers LLP


New York, New York
March 15, 2002